EXHIBIT 4.2

Execution Version

SM Energy Company
(as Issuer)
and
COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A.
(collectively as Warrant Agent)
Warrant Agreement
Dated as of June 17, 2020
Warrants Exercisable for
Shares of Common Stock

Table of Contents
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WARRANT AGREEMENT, dated as of June 17, 2020, between SM ENERGY COMPANY, a Delaware corporation (as further defined below, the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively with Computershare, the “Warrant Agent”);
WHEREAS, the Company has proposed to issue warrants (the “Warrants”) to purchase up to an aggregate of 5,941,304 shares of Common Stock (as defined below) of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”), to certain holders of the Company’s 1.500% Senior Convertible Notes due 2021 (the “Notes”) as partial consideration for such Notes;
WHEREAS, each Warrant shall entitle the registered owner thereof to purchase one share of Common Stock, subject to adjustment as provided herein; and
WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of the Warrants and other matters as provided herein;
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings.
“act” has the meaning set forth in Section 8.01.
“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit D hereto.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar or Countersignature Agent as the context so requires.
“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.

“Board of Directors” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Denver, Colorado or in New York, New York are authorized or required by law to close.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Certificated Warrant” means a Warrant in registered individual form substantially in the form attached hereto as Exhibit A (together with all attachments specified in this Agreement).
“Commission” means the Securities and Exchange Commission.
“Common Stock” means the common stock, par value $0.01 per share, of the Company or any other Capital Stock of the Company into which such common stock shall be reclassified or changed.
“Company” means SM Energy Company, a Delaware corporation, or any successor to the Company.
“Corporate Trust Office” means the office or offices of the Warrant Agent designated for the purposes contemplated hereunder.
“Countersignature Agent” refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.
“Depositary” means the depositary of each Global Warrant, which will initially be DTC.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.
“DTC Legend” means the legend set forth in Exhibit B-1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exercise Notice” has the meaning assigned to such term in Section 4.01(b).
“Exercise Price” means $0.01, subject to adjustment pursuant to Section 6.01.
“Expiration Time” has the meaning assigned to such term in Section 4.01(a).
“Funds” has the meaning assigned to such term in Section 8.12.
“GAAP” means generally accepted accounting principles in the United States.
“Global Warrant” means a Warrant registered in global form substantially in the form attached hereto as Exhibit A (together with all attachments specified in this Agreement).
“Holder” means the registered holder of any Warrant.
“Issue Date” means the date of this Agreement.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.
“NYSE” means the New York Stock Exchange.
“Officer” means the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of the Company or any correlative position.
“Officers’ Certificate” means a certificate signed by two Officers, and delivered to the Warrant Agent, that meets the requirements set forth herein.
“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Warrant Agent.
“Participant” means any direct participant of the Depositary, the account of which is credited with a beneficial interest in a Global Warrant for the benefit of any Person beneficially owning an interest in such Global Warrant through the book-entry system maintained by the Depositary (or its agent).
“Per Share Price” means, with respect to any determination of the per share price of the Company’s Common Stock hereunder, (i) if the Company’s Common Stock is traded on a

National Securities Exchange, the closing sale price per share of the Company’s Common Stock as reported on the principal National Securities Exchange on which the Company’s Common Stock is traded for the Trading Day immediately prior to the date of such determination, or (ii) if the Company’s Common Stock is not listed on a National Securities Exchange and is actively traded over-the-counter, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) of the Company’s Common Stock as reported by OTC Markets Group Inc. or a similar organization for the Trading Day immediately prior to the date of such determination; or (iii) if neither of the foregoing clauses (i) or (ii) is applicable, the per share price of the Company’s Common Stock as determined in good faith by the Board of Directors, based on relevant facts and circumstances at the time of such determination, including, in the case of a change of control of the Company, the consideration receivable by the holders of the Common Stock in such change of control.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.
“Register” has the meaning assigned to such term in Section 3.08.
“Registrar” means a Person engaged to maintain the Register.
“Restricted Legend” means the legend set forth in Exhibit B-2.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Certificate” means a certificate substantially in the form of Exhibit C hereto.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiary” means, with respect to any specified Person: (a) any corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other National Securities Exchange or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.
“Transfer Agent” has the meaning assigned to such term in Section 5.04(b).
“Triggering Date” means the first Trading Day following five consecutive Trading Days on which the product of the number of shares of Common Stock issued and outstanding on four of the five Trading Days multiplied by the closing price per share of Common Stock for each such Trading Day, is at least $1 billion.
“Warrant Agent” means the party named as such in the first paragraph of this Agreement or any successor warrant agent under this Agreement pursuant to Article VII.
“Warrant Certificate” means a certificate for a Certificated Warrant or a Global Warrant, as applicable.
“Warrant Shares” has the meaning assigned to such term in the Recitals.
“Warrants” has the meaning assigned to such term in the Recitals.
Section 1.02 Rules of Construction. Unless the context otherwise requires :
(a) a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c) “or” is not exclusive;
(d) words in the singular include the plural, and words in the plural include the singular;
(e) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(f) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”
(g) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and
(h) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended, supplemented or modified from time to time (or to successor statutes and regulations).

ARTICLE II
APPOINTMENT OF WARRANT AGENT
Section 2.01 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the express terms and conditions set forth hereinafter in this Agreement (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment and shall perform the same in accordance with the express terms and conditions set forth in this Agreement.
ARTICLE III
THE WARRANTS
Section 3.01 Form and Dating; Legends. (a) The Warrants shall initially be issued by the Company as of the Issue Date in uncertificated, book entry form; provided, that some or all of the Warrants may, at their initial issuance or any time thereafter, be represented by one or more Global Warrants; and, provided, further, that the Holders shall be entitled to, and upon request from a Holder, the Company shall promptly cause to be delivered to the Holder, Certificated Warrants. The Company shall provide prompt written notice to the Warrant Agent of any request for Certificated Warrants. Any Warrants issued in certificated form (whether Global Warrants or Certificated Warrants) will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Warrant Certificates attached as Exhibit A constitute, and are hereby expressly made, a part of this Agreement. The Warrants may have notations, legends or endorsements required by law, rules of or agreements with National Securities Exchanges to which the Company is subject.
(b) Except as otherwise provided in Section 3.01(c) or Section 3.09, each Warrant will bear the Restricted Legend.
(c) (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Warrant is eligible for resale pursuant to Rule 144 (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are effected in compliance with the Securities Act, or (ii) after a Warrant is sold pursuant to an effective registration statement under the Securities Act, then, in each case, the Company may instruct the Warrant Agent in writing to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, with an Opinion of Counsel reasonably acceptable to the Warrant Agent that no Restricted Legend is required, and the Warrant Agent will comply with such instruction.
(d) By its acceptance of any Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with this Agreement and such legend.

Section 3.02 Execution and Countersignature.  (a) With respect to Warrants issued in certificated form, if any, an Officer shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Warrant no longer holds that office after the time the Warrant is countersigned, the Warrant will still be valid.
(b) A Warrant in certificated form will not be valid until an authorized signatory of the Warrant Agent countersigns the Warrant, by manual or facsimile signature, and the signature shall be conclusive evidence that the Warrant has been countersigned under this Agreement. At any time, and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature. An authorized signatory of the Warrant Agent will so countersign and deliver Warrants for original issue after receipt by the Warrant Agent of an Officers’ Certificate specifying (i) the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned, (ii) whether the Warrants are to be issued as one or more Global Warrants or as Certificated Warrants and (iii) other information the Company may determine to include or the Warrant Agent may reasonably request.
Section 3.03 Warrant Registrar and Countersignature Agent. The Company may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in this Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by that Countersignature Agent will be deemed to be references to the Countersignature Agent. The Company may act as Registrar. In each case the Company and the Warrant Agent will enter into an appropriate agreement with the Countersignature Agent implementing the provisions of this Agreement relating to the obligations of the Warrant Agent to be performed by the Countersignature Agent and the related rights. The Company initially appoints the Warrant Agent as Registrar. The Company may appoint another Person as Registrar upon ten (10) days’ prior written notice to the Warrant Agent. In the event that another Person is appointed as Registrar, the Warrant Agent shall have no duty to supervise, and in no event shall it be liable for, the acts or omissions of any such Registrar.
Section 3.04 Replacement Warrants. With respect to Warrants issued in certificated form, if any, the Warrant Agent shall issue replacement Warrants of like tenor for those certificates alleged to have been lost, stolen or destroyed, upon receipt by the Warrant Agent and the Company of (i) evidence reasonably satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrants, including, in the case of lost certificates, an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and (ii) indemnity satisfactory to both the Warrant Agent and the Company (unless waived by the Warrant Agent or the Company, as applicable) and holding the Warrant Agent and Company harmless. The Company may charge the Holder for the expenses of the Company and the Warrant Agent in replacing a Warrant.
Section 3.05 Outstanding Warrants. (a) Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for: (i) Warrants canceled by the Warrant Agent or the Company or delivered to the Warrant Agent for cancellation; (ii) Warrants duly exercised by the Holder thereof; (iii) any Warrant which has been replaced pursuant to Section 3.04 unless and until the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant is held by a bona fide purchaser, in which case the replacement Warrant issued pursuant to Section 3.04 shall be automatically canceled; and (iv) Warrants that have terminated or expired in accordance with the terms thereof or by operation of law.
(b) A Warrant does not cease to be outstanding because the Company or one of its Affiliates holds the Warrant, provided that in determining whether the Holders of the requisite principal amount of the outstanding Warrants have given or taken any notice, consent, waiver or other action hereunder, Warrants owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding.
Section 3.06 Cancellation. Notwithstanding any Warrants canceled in accordance with Section 4.01, the Company will promptly deliver to the Warrant Agent for cancellation any Warrants previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Company has not issued and sold. Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer or exchange. The Warrant Agent will cancel all Warrants surrendered for transfer, exchange or cancellation and dispose of them in accordance with its normal procedures, and subject to its document management policies. Certification of the cancellation of all canceled Warrants shall be delivered to the Company upon written request. The Company may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation.
Section 3.07 CUSIP Numbers. The Company in issuing the Warrants may use “CUSIP” numbers for the Warrants and the Warrant Agent will use such CUSIP numbers in notices as a convenience to Holders, with any such notice stating that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder. The Company will promptly notify the Warrant Agent in writing of any change in such CUSIP numbers.
Section 3.08 Registration, Transfer and Exchange. (a) Except as set forth in this Agreement, the Warrants shall be issued in registered form only, and the Company shall cause the Registrar to maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants.
(b) (i) Each Global Warrant will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
(ii) Each Global Warrant will be delivered to the Warrant Agent as custodian for the Depositary. Transfers of a Global Warrant (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) transfers as set forth in clause (iv) of this Section 3.08 and (2) transfers of portions of a Global Warrant in the form of Certificated Warrants, which may be made upon request of a Participant (for itself or on behalf of a beneficial owner) by written notice given to the Warrant Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 3.08 and Section 3.09.
(iii) Participants will have no rights under the Agreement with respect to any Global Warrant held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner and Holder of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Participant and any Person that holds a beneficial interest in a Global Warrant through a Participant) to take any action which a Holder is entitled to take under the Warrant or the Warrants, and nothing herein will impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a holder of any security.
(iv) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Warrant and a successor depositary is not appointed by the Company within 90 days of the notice or (y) the Warrant Agent has received a request from the Depositary, the Warrant Agent will promptly exchange each beneficial interest in the Global Warrant for one or more Certificated Warrants in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Warrant Agent by the Depositary, and thereupon the Global Warrant will be deemed canceled.
(c) Each Certificated Warrant will be registered in the name of the Holder thereof or its nominee.
(d) Subject to Section 3.09 hereof, a Holder may transfer a Warrant (or a beneficial interest therein) to another Person or exchange a Warrant (or a beneficial interest therein) for another Warrant by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Agreement or reasonably requested by the Warrant Agent or Registrar, including an Opinion of Counsel that the transfer of the Warrants is being made in accordance with the Securities Act and applicable state securities laws. The Registrar will with reasonable promptness register any transfer or exchange that meets the requirements of this Section 3.08 by noting the same in the Register; provided that no transfer or exchange will be effective until it is registered in the Register. Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.
From time to time, the Company will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section. All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of this Agreement.
No service charge will be imposed in connection with any transfer or exchange of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
A party requesting transfer of Warrants or other securities must provide any evidence of authority or other documentation that may be required by the Warrant Agent, including, but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.
Subject to Section 3.09 and the other provisions of this Section 3.08, the Holder of a Certificated Warrant must surrender the Warrant Certificate to the Warrant Agent in order to effect a transfer or exchange of all or any portion of such Certificated Warrant.
(e) (i) Global Warrant to Global Warrant. Subject to Section 3.09, if there is more than one Global Warrant and a beneficial interest in a Global Warrant is transferred or exchanged for a beneficial interest in another Global Warrant in accordance with this Section 3.08, the Warrant Agent will (x) record a decrease in the amount of the Global Warrant being transferred or exchanged equal to the amount of such transfer or exchange and (y) record a like increase in the amount of the other Global Warrant. Any beneficial interest in one Global Warrant that is transferred to a Person who takes delivery in the form of an interest in another Global Warrant, or exchanged for an interest in another Global Warrant, will, upon transfer or exchange, cease to be an interest in such Global Warrant and become an interest in the other Global Warrant and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Warrant for as long as it remains such an interest.
(ii) Global Warrant to Certificated Warrant. Subject to Section 3.09, if a beneficial interest in a Global Warrant is transferred or exchanged for a Certificated Warrant in accordance with this Section 3.08, the Warrant Agent will (x) record a decrease in the principal amount of such Global Warrant equal to the principal amount of such transfer or exchange and (y) deliver a new Certificated Warrants to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
(iii) Certificated Warrant to Global Warrant. Subject to Section 3.09, if a Certificated Warrant is transferred or exchanged for a beneficial interest in a Global Warrant in accordance with this Section 3.08, the Warrant Agent will (x) cancel such Certificated Warrant, (y) record an increase in such Global Warrant equal to the number of Warrants being transferred or exchanged and (z) in the event that such transfer or exchange involves less than the entire amount of the canceled Certificated Warrant, deliver to the Holder thereof one or more new Certificated Warrants having an aggregate number of Warrants equal to the untransferred or unexchanged portion of the canceled Certificated Warrant, registered in the name of the Holder thereof.
(iv) Certificated Warrant to Certificated Warrant. Subject to Section 3.09, if a Certificated Warrant is transferred or exchanged for another Certificated Warrant in accordance with this Section 3.08, the Warrant Agent will (x) cancel the Certificated Warrant being transferred or exchanged, (y) deliver one or more new Certificated Warrants having an aggregate principal amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire amount of the canceled Certificated Warrant, deliver to the Holder thereof one or more Certificated Warrants having an aggregate amount of Warrants equal to the untransferred or unexchanged portion of the canceled Certificated Warrant, registered in the name of the Holder thereof.
Section 3.09 Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Warrant may only be made in accordance with this Section 3.09 and Section 3.08. Subject to Section 3.09(b), the Person requesting the transfer or exchange must deliver or cause to be delivered to the Warrant Agent a properly completed and duly executed transfer notice, the form of which is on the reverse side of the form of Warrant Certificate attached hereto as Exhibit A, a properly completed and duly executed Rule 144A Certificate or Accredited Investor Certificate and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.
(b) No Rule 144A Certificate, Accredited Investor Certificate or other certification and evidence is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein):
(i) after such Warrant is eligible for resale pursuant to Rule 144 (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company and Registrar may require from any Person requesting a transfer or exchange in reliance upon this clause (i) any other reasonable certifications and evidence in connection with such resale; or
(ii) sold pursuant to an effective registration statement.
The Warrant Agent shall have received an Opinion of Counsel in form and substance reasonably acceptable to the Warrant Agent that Warrants may be transferred in accordance with this paragraph. Any Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.
(c) The Registrar will retain electronic copies of all certificates and other documents received in connection with the transfer or exchange of a Warrant, and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.
(d) Notwithstanding anything to the contrary contained in this Agreement, the number of shares of Common Stock that may be issued under the Warrants for any reason shall not exceed the maximum number of shares of Common Stock which the Company may issue without stockholder approval under the stockholder approval rules of the NYSE, including Section 312.03 of the NYSE Listed Company Manual, unless the requisite stockholder approval has been obtained.
Section 3.10 Registration.
(a) The Company agrees that, within ninety (90) calendar days following written notice from Holders of such Holders’ exercise of Warrants for an aggregate minimum of 25% of the total number of Warrant Shares for which Warrants issued under this Agreement could be exercised (giving effect to the anti-dilution adjustments in the Warrants) (the “Filing Date”), the Company will file with the Commission a shelf registration statement on Form S-3 (the “Registration Statement”) registering the resale of the Warrant Shares on a delayed and continuous basis, and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as reasonably practicable after the Filing Date and maintain the effectiveness of the Registration Statement until the earlier of (x) such time as all of the Warrant Shares have been sold thereunder, or are eligible for resale without restriction on volume or manner of sale and without the need for current public information pursuant to Rule 144(b) under the Securities Act, and (y) the Expiration Time. In order to be named as a selling security holder in any prospectus which is part of the Registration Statement at the time of effectiveness of the Registration Statement, each Holder must, before the effectiveness of the Registration Statement, have furnished such information regarding each such Holder, the securities of the Company held by each such Holder and the intended method of disposition of the Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Warrant Shares, and executing such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, in each case containing no material misstatement of fact and not omitting any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company’s obligation to include the resale of any Holder’s Warrant Shares in the Registration Statement is contingent upon such Holder furnishing in writing to the Company the information referred to in the preceding sentence.
(b) Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Warrant Agent, delay the filing of the Registration Statement, delay requesting effectiveness of such Registration Statement or, if such Registration Statement has already become effective, suspend the use of any prospectus which is a part of the Registration Statement if the Company determines in good faith that such delay or suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which is not, in the good faith opinion of the Company, in the best interests of the Company, or (B) amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made), not misleading (an “Allowed Delay”); provided that the Company shall use its reasonable best efforts to terminate an Allowed Delay as promptly as practicable. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to Holder and the Warrant Agent and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Warrant Shares as contemplated in this Section 3.10.
ARTICLE IV
TERMS OF WARRANTS;
EXERCISE OF WARRANTS
Section 4.01 Terms of Warrants; Exercise of Warrants.
(a) Subject to the terms of this Agreement, a Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period from and after Triggering Date, until 5:00 p.m., New York City time, on June 30, 2023 (the “Expiration Time”), and shall entitle the Holder thereof to receive Warrant Shares from the Company. No adjustments as to dividends will be made upon exercise of the Warrants. Each Warrant not exercised prior to the Expiration Time shall, automatically, without further action on the party of the Company, the Warrant Agent, any Holder or any other party, become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. The Company shall provide the Warrant Agent or the Holders of at least 25% of the outstanding Warrants shall provide the Company and the Warrant Agent with prompt written notice of the occurrence of the Triggering Date, and promptly following the provision of such notice, the Company shall cause to be given to each of the Holders written notice of such occurrence of the Triggering Date by first-class mail, postage prepaid. Until it has received such notice, the Warrant Agent may presume conclusively for all purposes that the Triggering Date has not occurred.
(b) In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Warrant Agent (i) the form of purchase election on the reverse side of the form of Warrant Certificate attached hereto as Exhibit A, properly completed and duly executed by the Holder and, (A) with respect to any Warrants held by any Holder through a direct or indirect participant of the Depositary, effect exercise pursuant to the applicable rules of the Depositary for warrant exercise, or (B) with respect to all or any portion of Certificated Warrants, surrender to the Warrant Agent of the related Warrant Certificate; and (ii) payment, for the account of the Company, of the applicable Exercise Price for each Warrant Share issuable upon the exercise of such Warrants then exercised (a “Cash Exercise”). Such payment shall be made by wire transfer of funds to an account designated by the Warrant Agent for such purpose.
(c) At the option of each Holder in lieu of a Cash Exercise, each exercise of a Warrant may be “net share settled” (a “Cashless Exercise”), whereupon the Warrant will be converted into shares of Common Stock and the Company will issue to the Holder the Warrant Shares equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:
X = ((A  B)/A) x C
where:
X = the Warrant Shares issuable upon exercise pursuant to this paragraph (c).
A = the Per Share Price of the Common Stock, calculated as of the date on which the Holder delivers the applicable Exercise Notice.
B = the Exercise Price.
C = with respect to the Warrant then being exercised, the number of shares of Common Stock such Warrant is exercisable for, prior to the Cashless Exercise procedures pursuant to this paragraph (c).
If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph (c).
The Company shall calculate and transmit to the Warrant Agent and the Holder of the Warrant then being exercised, and the Warrant Agent shall have no obligation under this Agreement to calculate, the number of Warrant Shares issuable upon the exercise of such Warrants. The number of shares of Common Stock to be issued on such exercise will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 4.01(c). The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of shares of Common Stock to be issued on such exercise, pursuant to this Section 4.01(c) is accurate or correct.
(d) Subject to Section 4.01(i), with respect to Warrants issued in certificated form, upon compliance with the provisions set forth above, the Company shall promptly deliver or cause to be delivered, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional shares as provided in Section 6.02 hereof. Such certificate or certificates or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares or other securities or property, as of the date of the surrender of such Warrants and payment of the Exercise Price, notwithstanding that the stock transfer books of the Company shall then be closed or the certificates or other securities or property have not been delivered.

(e) With respect to Warrants issued in certificated form, and subject to the other terms of this Agreement, if all Warrants represented by a Warrant Certificate shall not have been exercised in full, the Warrant Agent shall (i) in respect of a Global Warrant, note and authenticate such decrease in the Number of Warrants on Schedule A of such Global Warrant, and (ii) in the case of a Certificated Warrant, cancel the Warrant Certificate for the surrendered Certificated Warrant (and dispose of such certificate in a manner satisfactory to the Company), prepare a new Certificated Warrant of the same tenor for the number of Warrants that were not so exercised, and countersign and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.
(f) The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.
(g) Certificates, if any, representing Warrant Shares shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Stock, and with such changes thereto as the Company may deem appropriate, but without adversely affecting the rights or responsibilities of the Warrant Agent) if (i) the Warrants for which the Warrant Shares were issued carried a Restricted Legend or (ii) the Warrant Shares are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.01(c) apply to such Shares, and any transfers thereof shall comply with the Restricted Legend.
(h) Notwithstanding anything to the contrary herein, (i) unless otherwise agreed by the Company and the Holder and written notice is given to the Warrant Agent, the Warrant Shares shall be in uncertificated, book entry form as permitted by the amended and restated bylaws of the Company and the Delaware General Corporation Law, and (ii) delivery of Warrant Shares upon exercise of a Warrant shall be made to the applicable Holder through the facilities of The Depository Trust Company as directed by such Holder unless such Holder shall otherwise instruct.
Section 4.02 Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
Section 4.03 Cost Basis Information.
(a) In the event of a cash exercise of the Warrants, the Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares to be equal to the Exercise Price.

(b) In the event of a Cashless Exercise, the Company shall provide cost basis for Warrant Shares issued pursuant to a cashless exercise at the time the Company confirms the number of Warrant Shares issuable in connection with the cashless exercise to the Warrant Agent pursuant to Section 4.01(c) hereof.

ARTICLE V
COVENANTS OF THE COMPANY
Section 5.01 Maintenance of Office or Agency. The Company will maintain in the United States an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise. The Company hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Company. The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations and surrenders may be delivered to the Warrant Agent.
The Company may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Warrant Agent shall not have any responsibility or liability with respect to physical custody of Warrants unless and until they are actually surrendered or delivered to the Warrant Agent.
Section 5.02 Payment of Taxes. The Company will pay all documentary, stamp or  similar issue or transfer taxes in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise.
Section 5.03 Rule 144A(d)(4) Information. For so long as any of the Warrants or Warrant Shares remain outstanding and constitute “restricted securities” under Rule 144, the Company will make available upon request to any prospective purchaser of the Warrants or Warrant Shares or beneficial owner of Warrants or Warrants Shares in connection with any sale thereof the information required by Rule 144A(d)(4); provided that such information shall be deemed conclusively to be made available pursuant to this Section 5.03 if the Company has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System and such information is publicly available on such system.
Section 5.04 Reservation of Warrant Shares.
(a) The Company will reserve and keep available for issuance and delivery such number of its authorized but unissued shares of Common Stock or other securities of the

Company as will from time to time be sufficient to permit the exercise in full of all outstanding Warrants, which shares or securities will, when issued, be free and clear of all liens, security interests, charges and other encumbrances and free and clear of all preemptive rights.
(b) The Company will authorize and direct the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any securities of the Company issuable upon the exercise of the Warrants to reserve such number of authorized securities as shall be required for such purpose. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 6.02 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 6.01(d) hereof.
Section 5.05 Listing. The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on the NYSE or the principal National Securities Exchange on which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.
Section 5.06 Applicable Law. The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise.
ARTICLE VI
ADJUSTMENT OF EXERCISE PRICE AND
NUMBER OF WARRANT SHARES ISSUABLE
Section 6.01 Adjustment to Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.01.
In the event that, at any time as a result of the provisions of this Section 6.01, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of the Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.
(a) Stock Dividends and Distributions, Stock Splits and Reclassifications. The Exercise Price and the number of Warrant Shares shall be adjusted pursuant to the formulas below in the event that the Company  pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock to holders of its outstanding Common Stock,  subdivides its outstanding shares of Common Stock into a greater number of shares Common Stock,  combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or issues any shares of its Capital Stock in a reclassification of the Common Stock. Any adjustment made herein that results in a decrease (or increase) in the Exercise Price shall also result in a proportional increase (or decrease) in the number of Shares into which the Warrant is exercisable. Successive adjustments in the Exercise Price and number of Shares shall be made whenever any event specified above shall occur. An adjustment made pursuant to this Section 6.01(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
Ua = Ub x (Oa/Ob)
Pa = Pb x (Ob/Oa)
where:
Ub = the number of Warrant Shares issuable upon exercise of the Warrants before the adjustment.
Ua = the number of Warrant Shares issuable upon exercise of the Warrants after the adjustment
Pb = the Exercise Price before the adjustment.
Pa = the Exercise Price after the adjustment.
Ob = Number of shares of Common Stock outstanding immediately before the transaction in question.
Oa = Number of shares of Common Stock outstanding immediately after the transaction in question.
(b) Replacement of Securities upon Reorganization, etc. In case the Company shall (i) reorganize its capital or reclassify its capital stock (in each case, other than a change in par value), (ii) consolidate or merge with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), (iii) sell, transfer or otherwise dispose of all or substantially all of its and its subsidiaries’ property, assets or business to another Person, or (iv) make a distribution in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit to holders of its Common Stock, in each case to the extent not covered by Section 6.01(a), and, pursuant to the terms of such reorganization, reclassification, merger, consolidation, distribution or disposition of assets, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right, effective upon the consummation of such event, to receive, upon exercise of any Warrant, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation, distribution or disposition of assets by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event.
(c) Entitlement to Participate. Notwithstanding anything to the contrary in this Section 6.01, no adjustment to the Exercise Price shall be made with respect to any distribution or other transaction if Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such event, without having to exercise their Warrants.
(d) Abandonment. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price then in effect shall be required by reason of the taking of such record.
(e) Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 6.03 hereof.
(f) When Issuance or Payment May Be Deferred. In any case in which this Section 6.01 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 6.02 hereof; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.
(g) Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued in certificated form may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.
Section 6.02 Fractional Interests. The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Company may, at its option, either pay an amount in cash equal to the current Per Share Price per

Warrant Share, as determined on the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent, or round the number of Warrant Shares issued up to the nearest number of whole Warrant Shares. The Company shall provide Computershare an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, Computershare may request additional funding to cover fractional payments. Computershare shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.
Section 6.03 Notices to Warrant Agent and Holders. (a) Upon any adjustment of the Exercise Price pursuant to Section 6.01 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant, which certificate shall be conclusive for all purposes, and (ii) cause to be given to each of the Holders written notice of such adjustments by first-class mail, postage prepaid, or by any other manner described in Section 8.02, to the Holders’ respective addresses set forth in the Register. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.03. The Warrant Agent shall have no obligation under this Agreement to determine whether an adjustment under Section 6.01 has occurred or to calculate any of the adjustments set forth herein.
(b) In case:
(i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;
(ii) the Company shall authorize the distribution to all holders of shares of Common Stock of any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company (other than dividends or distributions referred to in Section 6.01(a) hereof);
(iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, or by any other manner described in Section 8.02, to the Holders’ respective addresses set forth in the Register, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable in connection with any such event. The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.
Section 6.04 No Rights as Stockholders. Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever, including the right to receive dividends or other distributions, as stockholders of the Company, or the right to share in the assets of the Company in the event of its liquidation, dissolution or winding up, except in respect of Warrant Shares received following exercise of Warrants. In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
ARTICLE VII
WARRANT AGENT
Section 7.01 Warrant Agent. The Warrant Agent undertakes the express duties and obligations imposed by this Agreement upon the following terms and conditions (and no duties or obligations shall be inferred), by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:
(a) The statements and recitals contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility and shall not be liable for the correctness of any of the same (except its countersignature thereof). The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise expressly provided.
(b) In the absence of bad faith, willful misconduct or gross negligence on its part (each as determined by a final judgment of a court of competent jurisdiction), the Warrant Agent shall not have any liability or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of shares of Common Stock required under the provisions of Article VI or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such adjustment or change; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Warrant Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(c) Notwithstanding anything contained herein to the contrary, except in cases of willful misconduct or bad faith of the Warrant Agent (each as determined by a final judgment of a court of competent jurisdiction), the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. Anything to the contrary notwithstanding, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action.
(d) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, Chief Financial Officer or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken, suffered or omitted to be taken by it in the absence of bad faith and in accordance with instructions of any such officer. In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent, and which written instructions shall be deemed conclusive for all purposes.
(e) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.
(f) The Warrant Agent may consult with legal counsel satisfactory to it, which may include counsel for the Company or an employee or counsel for the Warrant Agent, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice or opinion of such counsel.
(g) The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent absent gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in the appointment of such agent.
(h) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company as determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied), and does not assume any obligations or relationship of agency or trust for or with any of the

Holders of Warrant Certificates or beneficial owners of Warrants. No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction).
(i) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.
(j) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it reasonably believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity reasonably satisfactory to it; provided, further, that the Warrant Agent may in any event resign pursuant to Section 7.04(i) instead of taking any such action.
(k) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including, without limitation, obligations under applicable regulation or law.
(l) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.
(m) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.
(n) The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.
(o) A party requesting transfer of Warrants or the Warrant Shares must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.
(p) The Company shall provide an Opinion of Counsel prior to the effective date of this Agreement to set up a reserve of Warrants and related Warrant Shares. The Opinion of Counsel shall state that all Warrants or Warrant Shares, as applicable, are: (1) registered under the Securities Act or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the warrants or shares; and (2) validly issued, fully paid and non-assessable.
(q) The Warrant Agent shall not have any obligation to verify or confirm the beneficial ownership of Common Stock or any other security of any Holder at any time, and it shall not have any responsibility or liability with respect to any limitations on exercise of the Warrants, including under Section 3.09(c) of this Agreement.
(r) The provisions of this Section 7.01, Section 7.02 and Section 7.03 will survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Warrant Agent.
Section 7.02 Compensation; Indemnity. (a) The Company will pay the Warrant Agent compensation for all services rendered by it hereunder as agreed upon in writing by the Company and the Warrant Agent. The Company will reimburse the Warrant Agent upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances (including fees and expenses of counsel) incurred or made by the Warrant Agent in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder, except any such expense, disbursement or advance attributable to its gross negligence, willful misconduct or bad faith (each as determined by a final nonappealable judgment of a court of competent jurisdiction).
(b) The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability or expense incurred (including without limitation, the reasonable fees and expenses of outside legal counsel) which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions or omissions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined by a final, nonappealable judgment of a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing this right of indemnification shall be paid by the Company.
(c) To the extent the Company is not also a party to an action, proceeding, suit or claim against the Warrant Agent concerning this Agreement or the performance by the Warrant Agent of its duties hereunder, the Warrant Agent shall as promptly as practicable notify the Company in accordance with Section 8.02 of the assertion of an action, proceeding, suit or claim against the Warrant Agent, after the Warrant Agent has actual notice of such assertion of an action, proceeding, suit or claim or has been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided that the failure to provide such notice shall not affect the rights of the Warrant Agent hereunder, except to the extent a court of competent jurisdiction determines that such failure actually prejudiced the Company.

Section 7.03 Individual Rights of Warrant Agent. The Warrant Agent, and any stockholder, director, officer, Affiliate, agent, representative or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. An Agent may do the same with like rights.
Section 7.04 Replacement of Warrant Agent. (a) The Warrant Agent
(i) may resign and be discharged from its duties under this Agreement at any time by not less than 30 days’ prior written notice to the Company (pursuant to Section 8.02),
(ii) may be removed at any time by the Company by 30 days’ prior written notice to the Warrant Agent, and
(iii) may be removed by the Company if: (A) the Warrant Agent is adjudged a bankrupt or an insolvent; (B) a receiver or other public officer takes charge of the Warrant Agent or its property; or (C) the Warrant Agent becomes incapable of acting in its capacity set forth in this Agreement.
In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination.
(b) If the Warrant Agent resigns or is removed, or if a vacancy exists in the office of Warrant Agent for any reason, the Company will promptly appoint a successor Warrant Agent. If the successor Warrant Agent does not deliver its written acceptance within 30 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent, the Company or the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.
(c) Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Company, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent (but such predecessor Warrant Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing), (ii) the resignation or removal of the retiring Warrant Agent will become effective, and (iii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under this Agreement. Upon request of any successor Warrant Agent, the Company will execute any and all instruments for fully vesting in and confirming to the successor Warrant Agent all such rights and powers. The Company will give notice of any resignation and any removal of the Warrant Agent, and the transfer agent, as the case may be, and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office.
(d) Notwithstanding replacement of the Warrant Agent pursuant to this Section, the Company’s obligations under Section 7.01, Section 7.02 and Section 7.03 will continue for the benefit of the retiring Warrant Agent.
Section 7.05 Successor Warrant Agent by Merger. (a) If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its shareholder services business to, another Person or national banking association, the resulting, surviving or transferee Person or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in this Agreement.
(b) If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.
Section 7.06 Holder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.
ARTICLE VIII
MISCELLANEOUS
Section 8.01 Holder Actions. (a) Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent in accordance with Section 8.02.
(b) Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of such Warrant, even if no notation thereof appears on the Warrant Certificate.
(c) The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date. The Company shall give the Warrant Agent prompt notice of its fixing of any record date in connection with this Agreement or the Warrants.
Section 8.02 Notices. (a) Any notice or communication by the Company, on the one hand, or the Warrant Agent, on the other hand, to the other is duly given if in writing (i) when delivered in person, (ii) on the fourth Business Day following mailing when mailed by first class mail, postage prepaid, (iii) on the first Business Day following the deposit thereof with the courier, when sent by overnight delivery by a nationally recognized courier service, or (iv) when receipt has been acknowledged when sent via email (if a notice email address is provided). In each case the notice or communication should be addressed as follows:
If to the Company:
        SM Energy Company
          1775 Sherman Street, Suite 1200
          Denver, Colorado 80203
          Attn: David Copeland, Executive Vice President and General Counsel
          Email: dcopeland@sm-energy.com
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: David J. Miller; Trevor J. Lavelle
Email: david.miller@lw.com; trevor.lavelle@lw.com

and:

Holland & Hart LLP
555 Seventeenth Street, Suite 3200
Denver, Colorado 80202
Attention: Lucy Stark
Email: mlstark@hollandhart.com

If to the Warrant Agent:
Computershare Trust Company N.A.
150 Royall Street
Canton, MA 02021
Attention: Client Services
The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication by a Holder to the Warrant Agent or the Company shall be given in accordance with this Section 8.02(a).
(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given (i) five days after mailing when mailed to the Holder at its address as it appears on the Register by first class mail; provided that if the Company has been made aware of a different address pursuant to an applicable Warrant, the Company shall provide such notice to such address instead; provided, further, that Warrant Agent shall not be responsible for any addresses other than those appearing on the Register, (ii) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (iii) as to any Global Warrant registered in the name of DTC or its nominee, as agreed by the Warrant Agent and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Warrant Agent at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
(c) Where this Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
Section 8.03 Supplements and Amendments. (a) The Company and the Warrant Agent may amend or supplement this Agreement or the Warrants without notice to or the consent of any Holder:
(i) to cure any ambiguity, omission, inconsistency or mistake in this Agreement or the Warrants;
(ii) to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent; or
(iii) to make any other change that does not adversely affect the rights of any Holder.
(b) Except as otherwise provided in paragraphs (a) or (c), this Agreement and the Warrants may be amended only by means of a written amendment signed by the Company, the Warrant Agent and the Holders of a majority of the outstanding Warrants. Any amendment or modification of or supplement to this Agreement or the Warrants, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given; provided, that the Holders of a majority of the outstanding Warrants by written notice to the Warrant Agent may waive future compliance by the Company with any provision of this Agreement or the Warrants. In addition, any term of a specific Warrant may be amended or waived with the written consent of the Company and the Holder of such Warrant.
(c) Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not:
(i) increase the Exercise Price;
(ii) reduce the term of the Warrants; or
(iii) decrease the number of shares of Common Stock, cash or other securities or property issuable upon exercise of the Warrants except, in each case, for adjustments provided for in this Agreement.
(d) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.
(e) Subject to Section 8.03(h), an amendment, supplement or waiver under this Section 8.03(e) will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants. After an amendment, supplement or waiver under this Section 8.03(e) becomes effective, the Company will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
(f) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.
(g) If an amendment, supplement or waiver changes the terms of a Warrant, the Company or the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.
(h) The Warrant Agent is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 8.03 is authorized or permitted by this Agreement. If the Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Warrant Agent. Notwithstanding anything contained in this Agreement, the Warrant Agent may, but is not obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent.
Section 8.04 Governing Law; Jurisdiction; Waiver of Jury Trial.
(a) This Agreement, and any disputes, actions, claims or causes of action arising out of or in connection with this Agreement, shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws.
(b) The Company and each Holder of a Warrant (but not the Warrant Agent) hereby irrevocably and unconditionally agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall exclusively be brought in the courts of the State of New York sitting in the Borough of Manhattan, City of New York, or of the United States for the South District of such state. The Company and each of the Holders hereby irrevocably consent to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. With respect to the Company and the Holders, service of process, summons, notice or other document by registered mail to the address set forth in Section 7.02 shall be effective service of process for any suit, action or other proceeding brought in any such court.
(c) THE COMPANY THE WARRANT AGENT AND EACH HOLDER OF A WARRANT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY COURT RELATING TO ANY DISPUTE, CONTROVERSY OR CLAIM WITH RESPECT TO THIS AGREEMENT.
Section 8.05 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret this Agreement.
Section 8.06 Successors and Assigns. All agreements of the Company in this Agreement and the Warrants will bind its successors and assigns. All agreements of the Warrant Agent in this Agreement will bind its successors and assigns. Subject to the transfer conditions referred to in any legend in effect as set forth herein and Section 3.08 and Section 3.09, each Holder may freely assign its Warrants and its rights under this Agreement, in whole or in part, to any Person.
Section 8.07 Duplicate Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be deemed an original, but all of them together represent the same agreement. A signature to this agreement executed/transmitted electronically will have the same authority, effect and enforceability as an original signature.

Section 8.08 Separability. In case any provision in this Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby; provided, however, that if such prohibited and invalid provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.
Section 8.09 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and in no way modify or restrict any of the terms and provisions of this Agreement.
Section 8.10 Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.
Section 8.11 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Warrant Agent, the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.
Section 8.12 Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.
Section 8.13 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.
Section 8.14 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including but not limited to, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services agreed upon by the parties hereto shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or regulation, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).
Section 8.15 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, epidemics, pandemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.
SM ENERGY COMPANY
By: /s/ David W. Copeland
Name: David W. Copeland
Title: Executive Vice President, General Counsel and Corporate Secretary
COMPUTERSHARE, INC. COMPUTERSHARE TRUST COMPANY, N.A.,
as Warrant Agent
By: /s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions
[Signature Page to Warrant Agreement]

EXHIBIT A
[Face of Warrant]
[Insert appropriate legend]
No.  Warrants CUSIP No. [___]
Warrant Certificate
This Warrant Certificate certifies that ______________________, or its registered assigns, is the registered holder of [__________] Warrants (the “Warrants” and each, a “Warrant”), exercisable for shares of common stock, par value $0.01 per share (the “Common Stock”), of SM Energy Company, a Delaware corporation (the “Company”). Each Warrant is initially exercisable for one fully paid and nonassessable share of Common Stock. Each Warrant entitles the registered holder upon exercise at any time during the period from and after the Triggering Date (as such term is defined on the reverse hereof), until 5:00 p.m., New York City time, on June 30, 2023 (the “Expiration Time”), to receive from the Company an amount of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an exercise price (the “Exercise Price”) of $0.01 per Warrant Share, subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below by its duly authorized officer.
Dated: [___________________]
SM ENERGY COMPANY
By:
Name:
Title:

Countersigned on [___________________]:
COMPUTERSHARE, INC.
COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent
By:
        Authorized Signatory

SM ENERGY COMPANY
[Reverse of Warrant]
1.Warrant Agreement
The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement, dated as of June 17, 2020 (the “Warrant Agreement”), between the Company and Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent (or any successor warrant agent) (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.
2.Exercise
Warrants may be exercised at any time from and after the Triggering Date, until 5:00 p.m., New York City time, on June 30, 2023.
As used herein, “Triggering Date” shall mean the first Trading Day following five consecutive Trading Days on which the product of the number of shares of Common Stock issued and outstanding on four of the five Trading Days multiplied by the closing price per share of Common Stock for each such Trading Day exceeds $1 billion.
In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its Corporate Trust Office set forth in the Warrant Agreement this Warrant Certificate and the form of election to exercise on the reverse hereof duly completed.
The exercise of Warrants is subject to certain restrictions on exercise as described in the Warrant Agreement.
No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such time the Warrants shall become void.
3.Adjustments
The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and, if applicable, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted.

4.No Fractional Shares

The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants. In the event that a fraction of a Warrant Share would be issuable on the exercise of any Warrants (or specified portion thereof), the Company may, at its option, either pay the cash value thereof determined as provided in the Warrant Agreement or round any fraction up to the nearest number of whole Warrant Shares.
5.Registered Form; Transfer and Exchange
The Warrants have been issued in registered form. Warrant Certificates, when surrendered at the office or offices of the Registrar designated for such purpose, with evidence of authority or other documentation that may be required by the Warrant Agent (including, but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and an opinion of counsel satisfactory to the Warrant Agent), by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.
Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant Certificate does not entitle any holder hereof to any rights of a stockholder of the Company.
6.Countersignature
This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, in manual or facsimile form.
7.Governing Law
This Warrant, and any disputes, actions, claims or causes of action arising out of or in connection with this Warrant, shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws.
         A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

Execution Version
[Form of Exercise Notice]
(To Be Executed Upon Exercise of Warrant)
Date: __________, 20___
The undersigned hereby elects irrevocably to exercise the right, represented by this Warrant Certificate and pursuant to the procedures set forth in the Warrant Agreement, to receive ______ shares of common stock, par value $0.01 per share (the “Shares”), of SM Energy Company, a Delaware corporation (the “Company”), and hereby [check one]:
☐ elects a Cash Exercise and makes payment of $_________ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto; or
☐ elects a Cashless Exercise to convert its right to purchase ________ Shares of the Company under the Warrant Agreement for ______ Shares, in accordance with the formula for Cashless Exercise set forth in the Warrant Agreement.
[This exercise is made in connection with [insert relevant public offering or sale of the Company] and is conditioned upon consummation of such transaction. The exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.]
If said number of shares is less than all of the shares of Common Stock issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of_______, whose address is_________, and that such Warrant be delivered to _______, whose address is _________.
[The following paragraph to be included to the extent reasonably requested by the Company] [The undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Shares for its own account or for the account of another qualified institutional buyer, and it is aware that the Company is issuing the Warrant Shares to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Shares pursuant to another available exemption from the registration requirements of the Securities Act. Prior to receiving Warrant Shares pursuant to clause (x) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit C to the Warrant Agreement. Prior to receiving Warrant Shares pursuant to clause (y) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit D and/or an opinion of counsel. Prior to receiving Warrant Shares pursuant to clause (z) above the Company and the Warrant Agent may request appropriate certificates and/or an opinion of counsel.]

        Signature
Date:

        Signature Guaranteed

Execution Version
[FORM OF TRANSFER NOTICE]
(To Be Executed Upon Exercise of Warrant)
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto _________________________ (the “Assignee”)
(Please type or print block letters)(Please print or typewrite name and address including zip code of assignee)
the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:
Check One
☐ (1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit C to the Warrant Agreement is being furnished herewith.
or
☐ (2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.
If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.
Date:
Seller
By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

        Signature Guaranteed
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Execution Version
Schedule A
(To be attached to Global Warrant Certificate)
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANTS
The initial Number of Global Warrants is 5,941,304. In accordance with the Warrant Agreement dated as of June 17, 2020 among the Company and Computershare, Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent (or any successor warrant agent), the following increases or decreases in the Number of Global Warrants have been made:

Date	Amount of increase in Number of Global Warrants evidenced by this Global Warrant	Amount of decrease in Number of Global Warrants evidenced by this Global Warrant	Number of Global Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

EXHIBIT B-1
DTC LEGEND
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE WARRANT AGREEMENT.

EXHIBIT B-2
RESTRICTED LEGEND
THIS WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THIS WARRANT EVIDENCES AND ENTITLES THE REGISTERED HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE WARRANT AGREEMENT BETWEEN SM ENERGY COMPANY AND COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A., COLLECTIVELY AS WARRANT AGENT (OR ANY SUCCESSOR WARRANT AGENT), DATED AS OF JUNE 17, 2020, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S (INCLUDING ANY SUCCESSOR WARRANT AGENT) RIGHT PRIOR TO ANY

SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE WARRANT AGENT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE WARRANT AGENT TO REQUEST AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

EXHIBIT C
Rule 144A Certificate
___________________, _____
[___________________]
[___________________]
Attention: [___________________]
Re: Warrants to acquire Common Stock of SM Energy Company (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of June 17, 2020 relating to the Warrants
Ladies and Gentlemen:
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]
☐ A. Our proposed purchase of Warrants issued under the Agreement.
☐ B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.
We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date:

EXHIBIT D
Accredited Investor Certificate
___________________, _____
[___________________]
[___________________]
Attention: [___________________]
Re: Warrants to acquire Common Stock of SM Energy Company (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of June 17, 2020 relating to the Warrants
Ladies and Gentlemen:
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]
☐ A. Our proposed purchase of Warrants issued under the Agreement.
☐ B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.
We hereby confirm that:
1. We are an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).
2. Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.
3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.
4. We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5. We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.
We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any Subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) to an Accredited Investor that, prior to such transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.
Prior to the registration of any transfer in accordance with (c) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent. Prior to the registration of any transfer, we acknowledge that the Company and the Warrant Agent reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any exemption from the registration requirements of the Securities Act.
We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company and the Warrant Agent that the foregoing restrictions on transfer have been complied with. We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.
We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.
We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,
[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date:
Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Taxpayer ID number: